Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following registration statements on Forms S-3, S-4 and S-8 of IKON Office Solutions, Inc. of our report dated December 8, 2004, except as to Notes 2 and 21, for which the date is July 8, 2005, and Note 22, for which the date is September 8, 2005, relating to the financial statements and financial statement schedule of IKON Office Solutions, Inc., which appears in this Current Report on Form 8-K.

REGISTRATION NUMBER	FILING DATE	DESCRIPTION
2-66880	March 10, 1980	IKON Office Solutions, Inc. 1980 Deferred Compensation Plan

2-75296	December 11, 1982	IKON Office Solutions, Inc. 1982 Deferred Compensation Plan

33-00120	September 6, 1985	IKON Office Solutions, Inc. 1985 Deferred Compensation Plan

33-26732	January 27, 1989	IKON Office Solutions, Inc. Non Employee Directors’ Stock Option Plan (formerly 1989 Directors’ Stock Option Plan)

33-36745	September 10, 1990	IKON Office Solutions, Inc. 1991 Deferred Compensation Plan

33-38193	December 10, 1990	IKON Office Solutions, Inc. 1986 Stock Option Plan

33-54781	July 28, 1994	IKON Office Solutions, Inc. Stock Award Plan

33-56469	November 15, 1994	IKON Office Solutions, Inc. 1995 Stock Option Plan

33-56471	November 15, 1994	IKON Office Solutions, Inc. Long Term Incentive Compensation Plan

33-64177	November 14, 1995	IKON Office Solutions, Inc. $750,000,000 Debt Securities, Preferred Stock or Common Stock

333-24931	April 10, 1997	IKON Office Solutions, Inc. 10,000,000 Shares of Common Stock

333-47783	March 11, 1998	IKON Office Solutions, Inc. Stock Award Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Non-Employee Directors’ Compensation Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Executive Incentive Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000 Employee Stock Option Plan

33-55096	June 26, 2000	1993 Stock Option Plan for Non-Employee Directors

333-51134	December 1, 2000	IKON Office Solutions, Inc. Retirement Savings Plan

333-69638	September 19, 2001	IKON Office Solutions, Inc. 2000 Employee Stock Option Plan

333-69648	September 19, 2001	IKON Office Solutions, Inc. Retirement Savings Plan

333-97475	September 16, 2003	IKON Office Solutions, Inc. $300,000,000 5% Convertible Subordinated Notes due 2007

333-99355	September 10, 2002	IKON Office Solutions, Inc. Retirement Savings Plan

333-108666	September 10, 2003	IKON Office Solutions, Inc. 2003 Non-Employee Directors’ Compensation Plan, and 2003 Employee Equity Incentive Plan

333-114431	April 13, 2004	IKON Office Solutions Retirement Savings Plan

333-121497	December 21, 2004	IKON Office Solutions, Inc. Amended and Restated 1994 Deferred Compensation Plan, and IKON Office Solutions, Inc. Amended and Restated Executive Deferred Compensation Plan

PricewaterhouseCoopers LLP

Philadelphia, PA

September 9, 2005